PROSPECTUS and                  PRICING SUPPLEMENT NO. 12
PROSPECTUS SUPPLEMENT, each     effective at 1:00 PM EST
Dated 9 October 2003            Dated 7 June 2005
CUSIP: 24422EPS2                Commission File No.: 333-108705
                                Filed pursuant to Rule 424(b)(3)

                       U.S. $1,970,850,000
                 JOHN DEERE CAPITAL CORPORATION

                  MEDIUM-TERM NOTES, SERIES D
      due from 9 Months to 30 Years from Date of Issue
                  (Floating Rate Notes)

Original Issue Date:              10 June 2005

Maturity Date:                    10 June 2008

Principal Amount:                 $300,000,000

Interest Rate Basis:              USD-LIBOR-Telerate

Index Maturity:                   3 Month

Spread:                           Plus 12.5 Basis Points

Initial Interest
Determination Date:               8 June 2005

Day Count Convention:             Actual/360

Interest Reset Dates:             Quarterly on the 10th
                                  (or next Business Day)
                                  of Sep., Dec., Mar. and
                                  Jun.

Interest Determination Dates:     Two London Business Days
                                  preceding such Interest
                                  Reset Dates

Interest Payment Dates:           Quarterly on the 10th
                                  (or next Business Day)
                                  of Sep., Dec., Mar. and
                                  Jun.

Redemption Provisions:            None

Plan of Distribution:             Name         Principal Amount
                                                     Of Notes
                                  J.P. Morgan
                                   Securities Inc. $112,500,000
                                  Merrill Lynch, Pierce,
                                   Fenner & Smith
                                   Incorporated    $112,500,000
                                  BNP Paribas Securities
                                   Corp.             12,500,000
                                  BNY Capital Markets,
                                   Inc.              12,500,000
                                  Fifth Third Securities,
                                   Inc.              12,500,000
                                  Lazard Capital Markets
                                   LLC               12,500,000
                                  RBC Capital Markets
                                   Corporation       12,500,000
                                  TD Securities (USA)
                                   LLC               12,500,000
                                  Total            $300,000,000

                                  The above Agents have
                                  severally agreed to purchase
                                  the respective principal
                                  amount of Notes, opposite
                                  their names as principal,
                                  at a price of 99.65% for
                                  resale at par.

J.P. Morgan Securities Inc.
Merrill Lynch, Pierce, Fenner
 & Smith Incorporated
BNP Paribas Securities Corp.
BNY Capital Markets, Inc.
Fifth Third Securities, Inc.
Lazard Capital Markets LLC
RBC Capital Markets Corporation
TD Securities (USA) LLC